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SPECIALTY CATALOG CORP.
COMPANY CONTACT:                            KCSA CONTACT:
   Thomas McCain, SVP & CFO                 Daniel P. Stepanek/Darryl Hunt
   508-238-0199                             212-896-1202/1206

                                                    FOR IMMEDIATE RELEASE
                                                    ---------------------

         SPECIALTY CATALOG CORP. AND GOLUB ASSOCIATES MUTUALLY AGREE TO
                           TERMINATE MERGER AGREEMENT

SOUTH EASTON, Mass., March 9, 2000 - Specialty Catalog Corp. (NASDAQ:CTLG ("Company") announced today the Company and Golub Associates Incorporated ("GAI") and its affiliates have mutually terminated the Merger Agreement between the Company and GAI and its affiliates. The Merger Agreement was executed for the purpose of completing the previously announced sale of the Company to companies controlled by GAI and its affiliates.

         Although financing was arranged, the Merger Agreement has been terminated because other conditions could not be satisfied on a timely basis.

         The Board of Directors of the Company has not terminated its previously announced common stock buy back program. Subject to the approval of its current lender, the Company is authorized to purchase up to $1 million of the Company's common stock, and approximately $500,000 of that authorization remains open. Subject to the approval of its current lender, purchases may be made in the open market or in privately negotiated transactions. The repurchase program may be suspended without further notice.

         Specialty Catalog Corp. is a direct marketer targeting niche consumer product categories through a variety of catalogs and over the Internet. The Company is the leading U.S. retailer of women's wigs and hairpieces through its Paula Young(Registered Trademark) catalogs. The Company also offers African-American women a broad selection of quality wigs, hairpieces, apparel and related products through its Especially Yours(Registered Trademark) catalogs. The Company's web site, www.wig.com, serves as an entry point with hyper-links to paulayoung.com and especiallyyours.com, two of Specialty Catalog's branded wig and hair web sites.

                                     (more)


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          Through its subsidiary, Daxbourne International Limited, Specialty
Catalog Corp. is a leading retailer and wholesaler of women's wigs and hairpieces in the United Kingdom. The Company also markets continuing education courses, seminars, conferences and other products to nurses, mental health professionals and CPAs through its SC Publishing subsidiary.

         Golub Associates Incorporated is an affiliate of Golub PS-GP LLC, which is the general partner of Leg Partners III SIBC LP, a New York-based privately owned investment partnership that previously reported a 13.69 percent investment stake in Specialty Catalog Corp. Mr. Lawrence Golub is the managing member of Golub PS-GP LLC.


Statements contained in this press release not historical in nature are "forward-looking statements" as provided by the Private Securities Reform Litigation Act of 1995. Such statements are subject to a variety of risks and uncertainties. There are a number of factors that could cause the Company's actual results to differ materially from those expressed in, or suggested by, any forward-looking statements made by the Company. The factors include, but are not limited to, the Company's ability to resolve the contingencies and conditions contained in the Merger Agreement for the acquisition of Specialty Catalog Corp. by Golub (as defined and referenced above). Risk factors also include, but are not limited to: the Company's ability to achieve its revenue goals which are dependent on the effectiveness of the Company's catalogs and marketing and advertising programs; the Company's ability to effectively manage its costs and expenses which are affected by, among other items, changes in postal rates, paper prices and media costs; the Company's pursuit of new branding strategies and growth opportunities, including acquisitions and assimilation of acquired companies; changes in the Company's management team; and the Company's implementation of new information systems. The factors also include, but again are not limited to, those risks set forth in the Company's Annual Report on Form 10-K, periodic reports on Form 10-Q and other filings made with the Securities and Exchange Commission.


VISIT OUR WEB SITES AT: www.ctlg.com, www.paulayoung.com, www.wig.com, www.especiallyyours.com, www.westernschools.com and www.AHI-online.com.


This press release and prior releases are available on the KCSA Public Relations Worldwide Web site at www.kcsa.com. KCSA Worldwide, New York -- Daniel Stepanek/Darryl Hunt (212/896-1202/6), dstepanek@kcsa.com, dhunt@kcsa.com.

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